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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Katy Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

KATY INDUSTRIES, INC.
2461 South Clark Street, Suite 630
Arlington, Virginia 22202
(703) 236-4300

April 20, 2006

Dear Stockholders:

You are cordially invited to attend the 2006 annual meeting of stockholders of Katy Industries, Inc. (the “Company” or “Katy”), which will be held at 10:00 a.m. local time on Thursday, May 25, 2006, at the Holiday Inn Mount Kisco, located at One Holiday Inn Drive, Mount Kisco, New York.

The principal business of the annual meeting will be (i) the election of Class I directors, and (ii) the ratification of the appointment by the Company’s Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2006.

It is important that your shares are represented at the annual meeting. If you do not attend the annual meeting, you may vote your shares by mail by signing and returning the enclosed proxy card. Whether or not you plan to attend the annual meeting, we encourage you to vote by executing and returning the enclosed proxy card so that your shares will be voted at the annual meeting. If you decide to attend the annual meeting, you may revoke your proxy and personally cast your vote.

Thank you, and we look forward to seeing you at the annual meeting or receiving your proxy vote.

Sincerely yours,

William F. Andrews
Chairman of the Board

KATY INDUSTRIES, INC.
2461 South Clark Street, Suite 630
Arlington, Virginia 22202
(703) 236-4300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Katy Industries, Inc.:

We are holding the annual meeting of stockholders of Katy Industries, Inc. (“Katy”) on May 25, 2006 at 10:00 a.m. local time. The meeting will be held at the Holiday Inn Mount Kisco, located at One Holiday Inn Drive, Mount Kisco, New York. The meeting is called for the following purpose:

1.	To elect four Class I directors for a two-year term;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as Katy’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting.

The Proxy Statement that we are delivering with this notice contains important information concerning the proposals to be considered at the annual meeting. You will be entitled to vote at the annual meeting if you were a stockholder of Katy at the close of business on April 5, 2006.

By Order of the Board of Directors

Amir Rosenthal
Secretary

Arlington, Virginia
April 20, 2006

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

KATY INDUSTRIES, INC.
2461 South Clark Street, Suite 630
Arlington, Virginia 22202
(703) 236-4300

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held May 25, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

The 2006 annual meeting of stockholders of Katy Industries, Inc. (the “Company” or “Katy”) will be held at 10:00 a.m. local time on May 25, 2006 at the Holiday Inn Mount Kisco, located at One Holiday Inn Drive, Mount Kisco, New York.

THIS PROXY SOLICITATION

This Proxy Statement is furnished by and on behalf of the board of directors (the “Board of Directors”) of Katy in connection with the solicitation of proxies for use at the annual meeting and at any adjournments or postponements thereof. This Proxy Statement includes information that Katy is required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is intended to assist you in voting your shares. On or about April 20, 2006, Katy will begin mailing this Proxy Statement and the enclosed proxy card to all people who, according to our stockholder records, owned shares of the Company’s common stock at the close of business on April 5, 2006. As of April 5, 2006, there were 7,992,077 shares of our common stock issued and outstanding.

Katy will pay the cost of requesting these proxies. Katy’s directors, officers and employees may request proxies in person or by telephone, mail, facsimile or letter.

VOTING SHARES AND REVOCABILITY TO PROXIES

You are entitled to one vote at the annual meeting for each share of Katy’s common stock that you owned of record at the close of business on April 5, 2006. The number of shares you own (and may vote) is listed on the enclosed proxy card.

You may vote your shares of common stock at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. Katy will provide you with a ballot at the annual meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning (and not revoking) the enclosed proxy card, you will be directing the representatives designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card. Your proxy card will be valid only if you sign, date and return it before the annual meeting. The submission of a signed proxy will not affect your right to attend and vote in person at the annual meeting.

IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED “FOR” THE BOARD OF DIRECTORS RECOMMENDATIONS SET FORTH IN THIS PROXY STATEMENT.

You may revoke your proxy at any time before it is voted by any of the following means:

—	Notifying the Secretary of Katy in writing addressed to our principal corporate offices at Katy Industries, Inc., 2461 South Clark Street, Suite 630, Arlington, Virginia 22202, that you wish to revoke your proxy.

—	Submitting a proxy bearing a later date than your original proxy.

—	Attending the annual meeting and voting in person. Merely attending the annual meeting will not by itself revoke a proxy; you must vote your shares of common stock at the annual meeting to revoke the proxy.

The Board of Directors does not expect any matter other than the proposals discussed in this Proxy Statement to be presented at the annual meeting. However, if any other matter properly comes before the annual meeting, executed and returned proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of Katy and its stockholders.

QUORUM AND VOTES REQUIRED FOR APPROVAL

The presence in person or by proxy of holders of a majority of the outstanding shares of common stock will constitute a quorum for the annual meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the annual meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote and they count toward the quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Each share of common stock is entitled to one vote on each matter to come before the annual meeting. With regard to the election of directors, you may vote for a candidate or withhold your vote. Under Delaware law, directors will be elected by a plurality of the votes of the shares of common stock entitled to vote and present in person or represented by proxy at a meeting where a quorum is present. Under “plurality” voting, the nominees who receive the largest number of votes cast will be elected as directors, up to the maximum number of directors to be elected at the annual meeting. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Consequently, any shares not voted (whether by abstention or withholding authority) will have no impact on the election of directors except to the extent the failure to vote for one candidate results in another candidate receiving a larger number of votes.

If a quorum is present, the approval of the proposal ratifying the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the annual meeting. With respect to these matters, a stockholder may (i) vote “For” the matter, (ii) vote “Against” the matter, or (iii) “Abstain” from voting on the matter. A vote to abstain from voting on this proposal has the same effect as a vote against such matter.

Under rules of self-regulatory organizations governing brokers, brokers holding shares of record for customers generally are entitled to vote on routine matters without voting instructions from their customers. The election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP are considered routine matters. On non-routine matters, brokers must obtain voting instructions from customers. If a broker does not receive voting instructions from a customer on non-routine matters and accordingly does not vote on these matters, this is called a broker non-vote. Broker non-votes will be counted for the purposes of establishing a quorum to conduct business at the meeting and will have the effect of a vote “Against” the stockholder proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

NOMINEES

Katy’s business is managed under the direction of its Board of Directors. There are currently nine directors, divided into two classes serving staggered terms. The classes are as nearly equal in number as possible with four Class I directors, elected to two-year terms at the 2004 annual meeting, and five Class II directors, elected to two-year terms at the 2005 annual meeting. Stockholders will elect four Class I directors at this year’s annual meeting to serve for a two-year term ending at the time of the 2008 annual meeting.

The Board of Directors have nominated the following nominees for election as Class I directors to the Board of Directors, each to serve until the 2008 annual meeting or until their successors are duly elected and qualified:

Robert M. Baratta
Daniel B. Carroll
Wallace E. Carroll, Jr.
Anthony T. Castor III

All of the nominees are current directors of the Company and have indicated their willingness to serve as directors. The five Class II directors of Katy are: Christopher W. Anderson, William F. Andrews, Samuel P. Frieder, James A. Kohlberg, and Christopher Lacovara. The Class II directors are not up for re-election at the annual meeting, as their terms do not expire until the time of the 2007 annual meeting.

For information concerning the nominees for director and the current directors, see the sections of this Proxy Statement entitled “Information Concerning Directors and Executive Officers,” “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management.”

REQUIRED VOTE

Directors are elected by the affirmative vote of a plurality of the votes cast in the election.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE ON THE BOARD OF DIRECTORS FOR ANY REASON, YOUR PROXY WILL BE VOTED FOR A PERSON OR PERSONS TO BE SELECTED BY THE BOARD OF DIRECTORS. PROXIES CANNOT BE VOTED FOR A NUMBER OF NOMINEES GREATER THAN THE NUMBER OF CLASS I DIRECTORS.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

NOMINEES STANDING FOR ELECTION — CLASS I DIRECTORS

The following table shows information about the nominees to Katy’s Board of Directors who are currently Class I directors:

		Principal Occupation and
		Business Experience		Period of Service
Name	Age	During the Past Five Years	Other Directorships	as Katy Director

Robert M. Baratta	76	2001 to Present: Director of Katy 2001 (February) to 2001 (June): President and Chief Executive Officer of Katy 1999 to 2000 (June): Senior Vice President of Katy	None	2001 to Present
Daniel B. Carroll(1)	70	2003 to Present: Private Investor
1994 to Present: Partner of
  Newgrange L.P., a components
  supplier to the global footwear
  industry
1985 to Present: Member and
  Manager of ATP Manufacturing,
  LLC, a manufacturer of molded
  poly-urethane components
1985 to 2003: Vice President of ATP
		Manufacturing, LLC	None	1994 to Present
Wallace E. Carroll, Jr.(1)	68	2005 to Present: Private Investor 1992 to 2005: Chairman of CRL, Inc., a diversified holding company	None	1991 to Present
Anthony T. Castor III	54	2005 (June) to Present: Chief
  Executive Officer, President, and
  a Director of Katy
2003 to 2005 (May): President and
  Chief Executive Officer of
  Chromalox, Inc., a supplier of
  precision heating and control
  devices
2000 to 2002: President and Chief
  Executive Officer of the Morgan
  Group, Inc., a transportation
		services supplier	Super Vision International, Inc.	2005 to Present

(1)	Daniel B. Carroll and Wallace E. Carroll, Jr. are first cousins.

DIRECTORS NOT STANDING FOR ELECTION — CLASS II DIRECTORS

The following directors were elected to two-year term at the 2005 annual meeting, and are not nominees for re-election at the 2006 annual meeting:

		Principal Occupation and
		Business Experience		Period of Service
Name	Age	During the Past Five Years	Other Directorships	as Katy Director

Christopher W. Anderson	31	2005 (December) to Present: Principal of Kohlberg & Co., L.L.C., a U.S. private equity firm	None	2001 to Present
		1998 to 2005 (December): Associate at Kohlberg & Co., L.L.C., a U.S. private equity firm
William F. Andrews	74	2004 to Present: Chairman of Singer Worldwide, a leading seller of consumer and artisan sewing machines	Black Box Corporation Corrections Corp. of America TREX Corp. O’Charley’s Inc.	1991 to Present
		2001 to Present: Chairman of Katy
		2001 to Present: Chairman of Allied Aerospace Industries, Inc., an aerospace and defense engineering firm and provider of comprehensive aerospace and defense products and services
		2000 to Present: Chairman of Corrections Corp. of America, a private sector provider of detention and correction services
		1998 to 2001: Chairman of Northwestern Steel & Wire Company, a manufacturer of steel rods and beams
		1997 to Present: Consultant with Kohlberg & Co., L.L.C., a U.S. private equity firm
		1995 to 2001: Chairman of Scovill Fasteners, a manufacturer of apparel and industrial fasteners
Samuel P. Frieder	41	1989 to Present: Principal of Kohlberg & Co., L.L.C., a U.S. private equity firm	Stanadyne Corporation	2001 to Present
James A. Kohlberg	48	1987 to Present: Co-Founder and Managing Principal of Kohlberg & Co., L.L.C., a U.S. private equity firm	Stanadyne Corporation	2001 to Present
Christopher Lacovara	41	1988 to Present: Principal of Kohlberg & Co., L.L.C., a U.S private equity firm	Schawk, Inc. Stanadyne Corporation	2001 to Present

EXECUTIVE OFFICERS

		Principal Occupation and Business Experience
Name	Age	During the Past Five Years

Douglas A. Brady	55	2005 (September) to Present: Vice President, Operations, Katy
		1997 to 2005 (September): Vice President, Manufacturing Operations, Omnova Solutions, Inc., a producer of decorative and functional surfaces, emulsion polymers and specialty chemicals
David C. Cooksey	61	2006 (February) to Present: Corporate Controller, Katy
		2001 to 2006 (February): Corporate Director of Accounting and Assistant Treasurer, Katy
		1999 to 2005: Chief Financial Officer of Continental Commercial Products, LLC, a wholly-owned subsidiary of Katy
Robert A. Gail	54	2005 (September) to Present: Vice President, Sales, Marketing and Customer Support, Katy
		2002 to 2005 (September): Vice President, Sales, Marketing and Customer Support of Continental Commercial Products, LLC, a wholly-owned subsidiary of Katy
		1981 to 2002: Vice President, Sales, Rubbermaid Commercial Products, a plastics manufacturer
Joseph E. Mata	54	2005 (September) to Present: Vice President, Human Resources, Katy
		2003 to 2005 (September): Vice President, Human Resources, Continental Commercial Products, LLC, a wholly-owned subsidiary of Katy
		2001 to 2005 (September): Corporate Director, Human Resources, Katy
		1995 to 2003: Vice President Human Resources, Continental Commercial Products, a wholly-owned subsidiary of Katy
Keith Mills	61	2005 (September) to Present: Vice President, International Operations, Katy
		1995 to 2005 (September): President of Glit/Gemtex, Ltd., a wholly-owned subsidiary of Katy
		1984 to 2005 (September): President of CCP International, a division of Glit/Gemtex, Ltd.
David S. Rahilly	61	2005 (September) to Present: President, Woods Industries, Inc. (Woods), a wholly-owned subsidiary of Katy, and Vice President, Global Sourcing, Katy
		2002 to 2005 (September): President, Katy Consumer Products
		2001 to 2002: President and General Manager, Woods
		1998 to 2001: Principal and President of Stunt, L.L.C. and Radius, L.L.C., companies engaged in the import and distribution of watches
Philip D. Reinkemeyer	41	2005 (December) to Present: Corporate Director of Financial Reporting and Treasurer, Katy
		2002 to 2005: Vice President-Finance, Von Hoffmann Corporation, a major educational textbook printer
		2000 to 2002: Director-Finance, Von Hoffmann Graphics, Inc.

		Principal Occupation and Business Experience
Name	Age	During the Past Five Years

Amir Rosenthal	44	2001 to Present: Vice President, Chief Financial Officer, General Counsel and Secretary, Katy
		2000 to 2001: Chairman of Timex Watches Limited (India), a publicly held company headquartered in New Delhi, India
		1997 to 2001: Treasurer, Timex Corporation

The executive officers of Katy hold office until their successors are elected or appointed by the Board of Directors and duly qualified. Executive officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accounting firm to audit the financial statements of Katy and its subsidiaries for the fiscal year ending December 31, 2006, to report on the consolidated balance sheets and related statement of operations of Katy and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board of Directors and approved by the Audit Committee. The Board of Directors recommends that the stockholders vote in favor of ratifying the selection of PwC for the purposes set forth above. PwC, an independent registered public accounting firm, audited the financial statements of the Company for the fiscal year ending December 31, 2005. PwC has advised the Company that they are an independent registered public accounting firm with respect to the Company, within the meaning of standards established by the Public Company Accounting Oversight Board, the Independence Standards Board, and federal securities laws administered by the SEC.

A representative of PwC will be present at the annual meeting with the opportunity to make a statement and respond to appropriate questions.

PwC billed Katy for audit services and certain other professional services during 2005 and early 2006. These amounts are divided into the following four categories, and are detailed below.

	2005	2004

Audit Fees	$614,272	$597,263
Audit-Related Fees	50,060	102,498
Tax Fees	17,750	13,375
All Other Fees	—	—

Total	$682,082	$713,136

Audit Fees

Fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for 2005 were $614,272, of which an aggregate amount of $570,375 had been billed through April 5, 2006.

Fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for 2004 were $597,263.

Audit-Related Fees

Fees for audit-related services rendered by PwC for 2005 were $50,060, all of which had been billed through April 5, 2006. Audit-related fees in 2005 were for the review of the SEC comment letter received by the Company.

PwC billed the Company $102,498 of audit-related fees in 2004. Audit-related fees in 2004 consisted of $84,478 for the review of inventory controls at one of the Company’s subsidiaries; $8,676 for review and preparation for Section 404 of the Sarbanes-Oxley Act of 2002 and $9,344 for other audit-related services.

Tax Fees

Fees for tax compliance and advisory services rendered by PwC for 2005 were $17,750, of which an aggregate amount of $6,950 had been billed through April 5, 2006.

PwC billed the Company $13,375 for tax compliance and advisory services in 2004.

All Other Fees

There were no fees billed to the Company by PwC for all other services in 2005 or 2004.

REQUIRED VOTE

Approval of this proposal to ratify the appointment of PwC requires the affirmative vote by the majority of the outstanding shares of common stock present, in person, or by proxy, at the annual meeting.

Although the ratification of the independent registered public accounting firm is not required to be submitted to a vote of the stockholders, the Company believes that such ratification should be presented as a matter of good corporate practice. Notwithstanding stockholder approval of the ratification of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee believes that such a change would be in the best interest of Katy and its stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to appoint PwC as independent registered public accounting firm for the fiscal year ending December 31, 2006.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

INFORMATION ABOUT KATY STOCK OWNERSHIP

OUTSTANDING SHARES

The only outstanding class of Katy voting securities is its common stock. As of April 5, 2006, there were 7,992,077 shares of common stock outstanding and 1,182,350 options to acquire shares of common stock exercisable within the next 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes set forth information concerning the beneficial ownership of Katy’s issued and outstanding common stock by those persons or entities known by management of Katy to own beneficially more than 5% of Katy’s issued and outstanding common stock (including certain members of the family of Wallace E. Carroll, former Chairman of the Board, since deceased (the “Carroll Family”)). Except as otherwise indicated in the footnotes below, such information is provided as of April 5, 2006. According to rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or similar right, the conversion of a security or otherwise.

	Amount and Nature
Name and Address	of Beneficial
of Beneficial Owner	Ownership	Notes	Percent of Class

Wallace E. Carroll, Jr. and the WEC Jr. Trusts	3,122,361	(1)	38.9%
c/o CRL, Inc. 7505 Village Square Drive, Suite 200 Castle Rock, CO 80104
Amelia M. Carroll and the WEC Jr. Trusts	3,148,361	(2)	39.3%
c/o CRL, Inc. 7505 Village Square Drive, Suite 200 Castle Rock, CO 80104
Dimensional Fund Advisors, Inc.	440,500	(3)	5.5%
1299 Ocean Avenue 11th Floor Santa Monica, CA 90401
Gabelli Funds, LLC, GAMCO Investors, Inc., MJG Associates, Inc.,	1,873,523	(4)	23.4%
Gabelli Advisers, Inc. One Corporate Center Rye, NY 10580-1434

Supplemental Disclosure Regarding Convertible Preferred Stock
KKTY Holding Company, L.L.C.	*	(5)	*
111 Radio Circle Mount Kisco, NY 10549

(1) Wallace E. Carroll, Jr. directly holds 171,839 shares and options to acquire 29,000 shares. He is a trustee of trusts for his and his descendants’ benefit (the “WEC Jr. Trusts”) which collectively hold 804,635 shares. He and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc. which holds 2,071,036 shares. He is also a trustee of the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr. also beneficially owns 8,729 shares directly owned by his wife, Amelia M. Carroll, and 2,106 shares held by a “rabbi trust” for his wife and 2,106 shares held for him in connection with the Katy Industries, Inc. Directors’ Deferred Compensation Plan. Amounts shown for Wallace E. Carroll, Jr. and Amelia M. Carroll reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

(2) Amelia M. Carroll holds 8,729 shares directly. She is a trustee of the WEC Jr. Trusts which collectively own 804,635 shares, and the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr., her husband, and certain of the WEC Jr. Trusts, of which she is a trustee, own all the outstanding shares of CRL, Inc., which holds 2,071,036 shares. Amelia M. Carroll is also trustee of trusts for Lelia Carroll and her descendants’ benefit holding 26,000 shares in the aggregate. Amelia M. Carroll also beneficially owns 171,839 shares and options to acquire 29,000 shares directly owned by her husband, and 2,106 shares held by a “rabbi trust” for her and 2,106 shares held for her husband in connection with the Katy Industries, Inc. Directors’ Deferred Compensation Plan. Amounts shown for Amelia M. Carroll and Wallace E. Carroll, Jr. reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

(3) Information obtained from Schedule 13G dated December 31, 2005 filed by Dimensional Fund Advisors, Inc. for the calendar year 2005.

(4) Information obtained from Schedule 13D dated December 20, 2005, filed by Gabelli Asset Management, Inc. (“GAMI”). That Schedule 13D was filed by Mario Gabelli and various entities which he directly or indirectly controlled or for which he acted as chief investment officer. The reporting persons beneficially owning the stock shown in the chart are as follows: Gabelli Funds, LLC (“Gabelli Funds”) 523,000 shares, GAMCO Investors, Inc. (“GAMCO”) 1,177,523 shares, MJG Associates, Inc. (“MJG”) 110,000 shares, and Gabelli Advisers, Inc. (“Gabelli Advisers”) 63,000 shares. Mario Gabelli, Gabelli Asset Management, Inc. (“GAMI”) and Gabelli Group Capital Partners, Inc. (“Gabelli Partners”) are all deemed to have beneficial ownership of the securities owned beneficially by each of these persons. Each of the reporting persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, except that (i) GAMCO does not have the authority to vote 20,000 of the reported shares, and (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of Katy held by the funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Katy, and, in that event, the proxy voting committee of each fund shall vote that funds shares, (iii) the proxy voting committee of each fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GAMI and Gabelli Partners is indirect with respect to securities beneficially owned directly by other reporting persons.

(5) KKTY Holding Company, L.L.C., a Delaware limited liability company, currently owns 1,131,551 shares of the Company’s convertible preferred stock, which is convertible into 18,859,183 shares of the Company’s common stock. The preferred stock is convertible upon the earlier of June 28, 2006 or the occurrence of certain fundamental changes in Katy. Until December 31, 2004 (except under certain circumstances), the holders of the convertible preferred stock were entitled to a paid-in-kind (PIK) stock dividend. KKTY Holding Company is controlled by several entities, which have Kohlberg Management IV, L.L.C., a Delaware limited liability company (“KMIV”), as their general partner. Christopher W. Anderson, Samuel P. Frieder, James A. Kohlberg, and Christopher Lacovara, all of whom are members of the Board of Directors of Katy, are members of KMIV. In addition, C. Michael Jacobi, former Katy President and Chief Executive Officer, is a member of KMIV. Each of Messrs. Anderson, Frieder, Jacobi, Kohlberg, and Lacovara disclaim beneficial ownership of these securities for purposes of Section 16 of the Exchange Act and any other purpose. It is not expected that the preferred shares will be converted into common stock prior to June 28, 2006. However, if a conversion did occur, based upon the ownership level of convertible preferred stock at April 5, 2006, the disclosed percentage ownerships of the Katy common stock on the above table would change as follows:

Ownership Percentage
Upon
Name of Beneficial Owner	Conversion

Wallace E. Carroll, Jr.	11.5%
Amelia M. Carroll	11.6%
Dimensional Fund Advisors, Inc	1.6%
Gabelli Funds, GAMCO, MJG, Gabelli Advisers	7.0%
KKTY Holding Company, L.L.C.	70.2%

SECURITY OWNERSHIP OF MANAGEMENT

The following tables show (i) the number of shares of common stock and (ii) the number of shares of Convertible Preferred Stock beneficially owned by directors and certain executive officers and owned by directors and executive officers as a group. Except as otherwise indicated in the footnotes below, such information is provided as of April 5, 2006. According to rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.

Common Stock

	Amount and Nature
	of Beneficial		Percent
Name	Ownership	Notes	of Class

Christopher W. Anderson	—		*
William F. Andrews	15,000	(1)	*
Robert M. Baratta	59,985	(1)	*
Douglas A. Brady	—		*
Daniel B. Carroll	34,600	(1)	*
Wallace E. Carroll, Jr.	3,120,361	(1)(2)(3)	38.9%
Anthony T. Castor III	260,000	(1)	3.2%
David C. Cooksey	30,400	(1)	*
Samuel P. Frieder	—		*
Robert A. Gail	—		*
C. Michael Jacobi	321,700	(1)	3.9%
James A. Kohlberg	—		*
Christopher Lacovara	—		*
Joseph E. Mata	20,400	(1)	*
Keith Mills	8,600	(1)	*
David S. Rahilly	75,000	(1)	*
Philip D. Reinkemeyer	—		*
Amir Rosenthal	260,000	(1)	3.2%
All directors and executive officers of Katy as a group (18 persons)	4,208,046	(1)(2)(3)	46.6%

*	Indicates beneficial ownership of 1% or less

Convertible Preferred Stock

	Amount and Nature
	of Beneficial		Percent
Name	Ownership	Notes	of Class

Christopher W. Anderson	—	(4)	*
Samuel P. Frieder	—	(4)	*
James A. Kohlberg	—	(4)	*
Christopher Lacovara	—	(4)	*
All directors and executive officers of Katy as a group (4 persons)	—	(4)	*

*	Indicates beneficial ownership of 1% or less

(1) Includes options to acquire the following number of shares within 60 days:

William F. Andrews	10,000
Robert M. Baratta	36,500
Daniel B. Carroll	29,000
Wallace E. Carroll, Jr.	29,000
Anthony T. Castor III	250,000
David C. Cooksey	30,000
C. Michael Jacobi	300,000
Joseph E. Mata	20,000
Keith Mills	8,600
David S. Rahilly	75,000
Amir Rosenthal	250,000

(2) Includes shares deemed beneficially owned by Wallace E. Carroll, Jr. in his capacity as trustee of certain trusts for the benefit of members of the Carroll Family (see notes (1) and (2) under “Security Ownership of Certain Beneficial Owners.”).

(3) Includes 2,106 shares held by a “rabbi trust” in connection with the Katy Industries, Inc. Supplemental Retirement and Deferral Plan.

(4) Christopher W. Anderson, Samuel P. Frieder, James A. Kohlberg, and Christopher Lacovara have membership interests in Kohlberg Management IV, L.L.C., a Delaware limited liability company (“KMIV”). KMIV is the general partner of several entities with ownership interests in KKTY Holding Company, which currently owns 1,131,551 shares of the Company’s convertible preferred stock, which is convertible into 18,859,183 shares of the Company’s common stock. The preferred stock is convertible upon the earlier of June 28, 2006 or the occurrence of certain fundamental changes in Katy. Through December 31, 2005 (except under certain circumstances) the holders of the convertible preferred stock were entitled to a paid-in-kind (PIK) stock dividend. KKTY Holding Company is controlled by several entities, which have KMIV as their general partner. Each of Messrs. Anderson, Frieder, Kohlberg, and Lacovara disclaim beneficial ownership of these securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act of 1934, as amended, Katy’s directors, executive officers and persons beneficially owning more than 10% of Katy’s shares of equity securities must file reports of ownership and changes in ownership with the SEC, and copies of these reports with the New York Stock Exchange. These persons are also required by SEC regulations to furnish Katy with copies of all such forms they file. Based solely on a review of copies of the Section 16(a) reports furnished to Katy and written representations that no other reports were required, Katy believes that all persons subject to the reporting requirements of Section 16(a) filed the reports on a timely basis for the year ended December 31, 2005.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows, for the years ending December 31, 2005, 2004 and 2003, the compensation paid by Katy and its subsidiaries (and certain other compensation paid or accrued for those years) to Katy’s current Chief Executive Officer (“CEO”), former CEO, and the four other most highly compensated executive officers for the year ended December 31, 2005. Such executive officers collectively are referred to as the “Named Executive Officers.”

					Long-Term Compensation
						Securities
		Annual Compensation			Restricted	Underlying
Name and Principal				Other Annual	Stock	Options/	All Other
Position	Year	Salary	Bonus	Compensation(1)	Awards	SARs	Compensation(2)

Anthony T. Castor III	2005	$308,942	$183,750	$78,789	$—	750,000	$—
President and	2004	—	—	—	—	—	—
Chief Executive Officer	2003	—	—	—	—	—	—
C. Michael Jacobi	2005	$271,505	$—	$22,290	$—	—	$554,123
Former President and Chief	2004	569,125	—	32,360	—	125,000	—
Executive Officer	2003	537,511	167,400	34,612	—	—	—
Amir Rosenthal	2005	$315,000	$16,000	$18,481	$—	—	$—
Vice President, Chief Financial	2004	317,019	—	19,853	—	50,000	—
Officer, General Counsel	2003	300,000	93,000	13,557	—	—	—
and Secretary
David S. Rahilly	2005	$250,000	$46,000	$15,530	$—	—	$—
President, Woods and Vice	2004	254,808	—	14,736	—	—	—
President, Global Sourcing	2003	250,000	121,000	11,953	—	—	—
Keith Mills	2005	$232,050	$9,894	$17,117	$—	—	$—
Vice President,	2004	218,215	—	16,227	—	—	—
International Operations	2003	203,204	—	12,796	—	—	—
Robert A. Gail	2005	$184,003	$10,500	$15,053	$—	—	$—
Vice President, Sales, Marketing	2004	172,741	—	12,603	—	—	—
and Customer Support	2003	163,524	25,701	12,608	—	—	—

(1) The figures for the years ended December 31, 2005, 2004 and 2003 include employer contributions to the Named Executive Officers’ 401(k) retirement accounts, automobile and other allowances, certain club memberships and non-cash compensation in the form of group term life and long-term disability insurance.

The 2005 figures include the following amounts:

	Auto	Other	Club	Group Term Life	401(k)
	Allowance	Allowances	Memberships	Insurance*	Match

Anthony T. Castor III	$13,750	$8,200	$8,333	$47,294	$1,212
C. Michael Jacobi	6,000	1,050	7,871	5,148	2,221
Amir Rosenthal	8,400	4,900	—	703	4,478
David S. Rahilly	7,200	2,400	—	3,564	2,366
Keith Mills	9,883	2,527	—	1,717	2,990
Robert A. Gail	7,200	2,400	—	853	4,600

*	Group term life insurance amount for Anthony T. Castor III includes payments made on his behalf into an Executive Savings Plan and related gross up of income tax impact on these payments totaling $46,535.

The 2004 figures include the following amounts:

	Auto	Other	Club	Group Term Life	401(k)
	Allowance	Allowances	Memberships	Insurance	Match

Anthony T. Castor III	$—	$—	$—	$—	$—
C. Michael Jacobi	12,000	1,950	8,195	5,148	5,067
Amir Rosenthal	9,600	5,484	—	540	4,229
David S. Rahilly	7,200	2,400	—	3,564	1,572
Keith Mills	9,573	2,782	—	1,628	2,244
Robert A. Gail	7,200	1,200	—	796	3,407

The 2003 figures include the following amounts:

	Auto	Other	Club	Group Term Life	401(k)
	Allowance	Allowances	Memberships	Insurance	Match

Anthony T. Castor III	$—	$—	$—	$—	$—
C. Michael Jacobi	12,000	4,097	7,367	5,148	6,000
Amir Rosenthal	9,600	1,200	—	540	2,217
David S. Rahilly	7,200	1,200	—	2,135	1,418
Keith Mills	8,171	1,080	—	1,456	2,089
Robert A. Gail	7,200	1,200	—	767	3,441

(2) All other compensation for C. Michael Jacobi represents severance payments made to him in 2005 in accordance with his Separation Agreement between Katy Industries, Inc. and him.

Option/SAR Grants in last fiscal year

This table presents information regarding stock options granted to Katy’s Named Executive Officers during the year ended December 31, 2005. In accordance with SEC rules, the table shows the hypothetical “gains” or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. There were no stock appreciation rights (“SARs”) granted to the Named Executive Officers during 2005.

	Individual Grants				Potential Realizable Value
		Percentage of			at Assumed Annual
	Number of	Total Options			Rates of Stock Price
	Securities	Granted to			Appreciation for the
	Underlying	Employees in	Exercise Price	Expiration	Option Term(3)
	Grants(1)	Fiscal Year(1)	Per Share(2)	Date	5%	10%

Anthony T. Castor III	750,000	81%	$2.75	5/26/2015	$1,297,095	$3,287,094
C. Michael Jacobi	—	—	—	—	—	—
Amir Rosenthal	—	—	—	—	—	—
David S. Rahilly	—	—	—	—	—	—
Keith Mills	—	—	—	—	—	—
Robert A. Gail	—	—	—	—	—	—

(1) The total number of stock options granted to employees during the year ended December 31, 2005 was 930,000.

(2) The exercise price per share of the stock options granted represented the fair market value of the underlying shares of common stock on the date the stock options were granted.

(3) As required under the SEC’s rules, amounts represent hypothetical gains that could be achieved for the respective stock options at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective stock options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercise.

If our stock price does not actually increase to a level above the applicable exercise price at the time of exercise, the realized value to the Named Executive Officers from these stock options will be zero.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

The following table presents the number of shares of common stock subject to exercisable and unexercisable stock options and SARs held by each Named Executive Officers as of December 31, 2005. The table also shows the value of such in-the-money options and SARs at December 31, 2005. The Named Executive Officers did not exercise any stock options or SARs in 2005.

	Aggregate Fiscal Year-End Option Value
	Number of Securities
	Underlying Unexercised		Value of In-the-Money
	Options/SARs at Year End		Options/SARs at Year End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony T. Castor III	—	750,000	$—	$262,500
C. Michael Jacobi	425,000	—	—	—
Amir Rosenthal	266,667	33,333	—	—
David S. Rahilly	75,000	—	—	—
Keith Mills	8,600	—	—	—
Robert A. Gail	20,000	—	—	—

(1) Based on closing price of the New York Stock Exchange Composite Tape on December 31, 2005 of $3.10.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE OF CONTROL AND OTHER ARRANGEMENTS

President and Chief Executive Officer — Jacobi

On June 28, 2001, C. Michael Jacobi entered into an employment agreement with Katy, which was subsequently amended on October 1, 2004. Effective May 31, 2005, Mr. Jacobi retired as President and Chief Executive Officer. Mr. Jacobi also resigned as a member of the Board of Directors, effective May 31, 2005.

President and Chief Executive Officer — Castor

On June 1, 2005, Anthony T. Castor III entered into an employment agreement with Katy. The contract states in the event that, if Mr. Castor’s employment is terminated other than for cause, Katy will continue to pay his regular base salary for a period of twelve months, if termination takes place prior to June 1, 2006, or eighteen months, if termination takes place after May 31, 2006. In addition, if Mr. Castor’s employment is terminated due to a Change of Control event, Katy will continue to pay his regular base salary for a period of twenty-four months.

Vice President, Chief Financial Officer, General Counsel and Secretary

On August 6, 2001, Amir Rosenthal entered into an employment agreement with Katy, which was subsequently amended on October 1, 2004. The contract, as amended, states in the event that, if Mr. Rosenthal’s employment is terminated other than for cause, or there is a Change of Control event after which (i) Mr. Rosenthal is terminated other than for cause, (ii) he is required to relocate or (iii) there is substantial change in his job responsibilities, Katy will continue to pay his regular base salary for a period of one year.

For purposes of Messrs. Castor’s and Rosenthal’s agreements, “Change in Control” means (i) a sale of 100% of Katy’s outstanding capital stock, (ii) a sale of all or substantially all of Katy’s operating subsidiaries or assets or (iii) a transaction or transactions in which any third party acquires Katy stock in an amount greater than that held by KKTY Holding Company and in which KKTY Holding Company relinquishes its right to nominate a majority of the candidates for election to the Board.

DIRECTORS’ COMPENSATION

For 2005, directors who were not employed by Katy or its subsidiaries received: (i) an annual retainer of $10,000; (ii) options to acquire 2,000 shares under the Directors Stock Option Plan (see below); (iii) a stock grant of 2,000 shares for service on the Board of Directors; and (iv) $2,500 for attending each meeting of the Board. This group of directors also received in 2005: (i) an annual retainer of $6,000 if they chaired a Board committee, and (ii) $1,000 for attending each meeting of a Board committee. Class II directors and those directors that are also officers do not receive the compensation described in this section for their service on the Board of Directors. For 2006, the Company plans to replace the compensation component that provides options to acquire 2,000 shares under the Directors Stock Option Plan with a comparable grant of stock appreciation rights under the 2002 Stock Appreciation Rights Plan. The Directors Stock Option Plan expired in 2005.

Under the Katy Industries, Inc. Non-Employee Director Stock Option Plan (the “Directors’ Stock Option Plan”), each non-employee director who is not a Class II director receives on the date immediately following the annual meeting an annual grant of options to acquire 2,000 shares of Katy common stock. The exercise price is the fair market value on the date of grant. The director may exercise these options at any time during the ten years from the date of grant.

Directors receiving compensation for their services may also participate in the Directors’ Deferred Compensation Plan which became effective June 1, 1995 (the “Directors’ Deferred Compensation Plan”). Under this Plan, a director may defer directors’ fees, retainers and other compensation paid for services as a director until the later of the director’s attainment of age 62 or ceasing to be a director. Each director has 30 days before the beginning of a Plan Year (as defined in the Directors’ Deferred Compensation Plan) in which to elect to participate in the Directors’ Deferred Compensation Plan. Directors may invest these amounts in one or more investment alternatives offered by Katy. Directors may elect to receive distributions of deferred amounts in a lump sum or five annual installments.

COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Compensation Committee”) presents the following executive compensation report for the 2005 fiscal year:

The Compensation Committee consists of Wallace E. Carroll, Jr., (Chairman), Christopher Lacovara and Christopher W. Anderson. A current copy of the Compensation Committee charter is available on the Company’s website at www.katyindustries.com. The Committee makes decisions on executive officer compensation and reports its decisions to the Board. It also seeks the Board’s approval on the Chief Executive Officer’s compensation. The following summarizes the compensation practice and philosophy that was in effect at Katy for the fiscal year ended December 31, 2005. Modifications to such philosophy have been, and may continue to be, made.

Compensation Philosophy

Katy’s compensation program aims to align executive officers’ economic interests with those of stockholders (including Katy’s financial objectives and market performance). The Compensation Committee seeks to adjust compensation levels (through competitive base salaries and bonus payments) based on individual and Company performance. It reviews the executive compensation program annually in view of Katy’s annual strategic and financial objectives and performance.

Compensation Program Components

Annual compensation for Katy’s Chief Executive Officer and other executive officers (including the Named Executive Officers) consists of two cash compensation components: base salary and annual cash bonuses. A third component, stock options and SARs, are used for executive retention, to attract new key people, and to align the long-term interests of eligible executives with those of stockholders.

Salary and bonus levels reflect job responsibility, Compensation Committee judgments of individual effort and performance, and Katy’s financial and market performance (in light of the competitive environment in which Katy operates). Annual cash compensation is also influenced by comparable companies’ compensation practices so that

Katy remains reasonably competitive in the market. While competitive pay practices are important, the Compensation Committee believes that the most important considerations are individual merit and Katy’s financial and market performance. In considering Katy’s financial and market performance, the Compensation Committee reviews, among other things, net income, cash flow, working capital and revenues and share price performance relative to comparable companies and historical performance.

The base salaries for Katy’s executive officers for the year ended December 31, 2005 were generally established in March 2005 by considering the performance and contribution of each officer and by comparing base salaries offered for similar positions by taking into account the compensation paid to executives of comparable companies.

The annual bonus plan compensates employees based on target bonus opportunities established by the Compensation Committee stated as a percentage of annual base salary for recommended key employees each year (including the Chief Executive Officer and the other Named Executive Officers). An employee achieves the target bonus opportunity if he or she meets 100% of pre-established performance goals. A higher or lower bonus is earned if performance exceeds or falls short of the target levels. Bonuses paid to employees for 2005 were either based on the provisions of the annual bonus plan or were discretionary in nature based on the achievement of other important objectives. For 2005, no bonuses, other than to David Rahilly, were paid to any of the Named Executive Officers under the provisions of the annual bonus plan due to failure to achieve specific performance goals. Other employees at certain subsidiaries received bonuses under the provisions of the annual bonus plan.

The Supplemental Retirement and Deferral Plan (the “Supplemental Deferral Plan”), among other things, allows participants to voluntarily defer up to 100% of their annual bonus and up to 50% of their base salary until retirement or termination of his or her employment. Katy invests voluntary deferrals and profit sharing allocations at the employee’s election in several investment alternatives offered by Katy.

The third compensation component is a stock option and SAR program, implemented under the Company’s Long-Term Incentive Plan, 1997 Long-Term Incentive Plan and 2002 Stock Appreciation Plan. Under Katy’s current stock option and SAR program, the Board may provide compensation in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units or shares, and other incentive awards including cash bonuses, contingent on Katy’s share price reaching certain goals specified under the stock option and SAR program. The Compensation Committee believes that the stock option and SAR program optimizes Katy’s growth and profitability by providing incentives to employees which are consistent with Katy’s goals and which link employees’ personal interests to those of the stockholders. The stock option and SAR program is also intended to give Katy flexibility to attract, motivate, and retain the services of employees and other individuals who contribute to its success. During 2005, 930,000 stock options were granted to employees.

Chief Executive Officer Compensation

Anthony T. Castor III became President and Chief Executive Officer in June 2005. Mr. Castor’s compensation is primarily governed by his employment agreement. Mr. Castor’s salary for 2005 was $525,000 on an annual basis. Mr. Castor was awarded a cash bonus, as guaranteed in his contract, for 2005.

Summary

The Compensation Committee believes that the total compensation program for executive officers is appropriately related to individual performance and Katy’s performance (including Katy’s financial results and stockholder value). The Compensation Committee monitors the executive compensation of comparable companies and believes that Katy’s compensation program is competitive and provides appropriate incentives for Katy’s executive officers to work towards continued improvement in Katy’s overall performance.

     Compensation Committee of the Board of Directors

Wallace E. Carroll, Jr. (Chairman)
Christopher Lacovara
Christopher W. Anderson

The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company’s 2005 Annual Report to Stockholders, its Annual Report on Form 10-K for the year ended December 31, 2005 or any other filings with the SEC.

COMPENSATION COMMITTEE INTERLOCKS

The Committee currently consists of Messrs. Carroll, Jr., Lacovara and Anderson. No member of the Committee was an employee of Katy during the last fiscal year or an officer of Katy in any prior period. There are no Compensation Committee interlocks between Katy and other entities involving Katy’s executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005, Katy paid Kohlberg & Co. $500,000 for ongoing management advisory services. Katy expects to pay $500,000 per year for these services, as outlined in the Recapitalization Agreement of June 2, 2001. Christopher W. Anderson, Samuel P. Frieder and Christopher Lacovara are Principals of Kohlberg & Co. James A. Kohlberg is Co-Founder and Managing Principal of Kohlberg & Co. William F. Andrews, Chairman of the Board, is a consultant, or “Operating Principal,” with Kohlberg & Co.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met six times during 2005. Each director in office at the time of such meeting attended at least 75% of the Board meetings and the meetings of the Board committees of which he is a member. The non-management directors meet in executive session without members of management present at every regular Board meeting. At these meetings, the presiding director rotates through each non-management director based on the alphabetical order of the directors’ last names. In addition, eight directors attended the 2005 annual meeting.

Katy’s bylaws provide for an Executive Committee to which the Board of Directors has assigned all powers delegable by law. The Board of Directors also has an Audit Committee, Compensation Committee and Nominating and Governance Committee. All of the members of these three Board committees are independent within the meaning of SEC regulations (as applicable), the listing standards of the New York Stock Exchange (“NYSE”) and Katy’s Corporate Governance Guidelines.

The Corporate Governance Guidelines adopted by the Board meet or exceed the standards adopted by the New York Stock Exchange. The full text of the Corporate Governance Guidelines can be found in the Corporate Governance section of the Company’s website (at www.katyindustries.com). A copy may also be obtained upon request from the Company’s Corporate Secretary.

Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of director independence in April 2006. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” above. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

To assist it in making determinations of Director independence, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent; provided, however, that if a director has any relationship that would be required to be disclosed as a related party transaction under SEC rules, that relationship may not be treated as categorically immaterial and must be specifically considered by the Board in assessing the director’s independence:

(i)(A) the Director has an immediate family member who is a current employee of the Company’s internal or external auditor, but the immediate family member does not participate in the firm’s audit, assurance or tax compliance practice; or (B) the Director or an immediate family member was, within the last three years, a partner or employee of such a firm but no longer works at the firm and did not personally work on the Company’s audit while at the firm;

(ii) the Director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, but the Director or the Director’s immediate family member is not an executive officer of the other company and his or her compensation is not determined or reviewed by that company’s compensation committee;

(iii) the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1 million, or 2% of such other company’s consolidated gross revenues, whichever is greater;

(iv) the Director is a partner or the owner of 5% or more of the voting stock of another company that has made payments to, or received payments from, the Company for property or services in any of the last three fiscal years, but the total payments in each year were less than $1 million, or 2% of such other company’s consolidated gross revenues, whichever is greater;

(v) the Director is a partner, the owner of 5% or more of the voting stock or an executive officer of another company which is indebted to the Company, or to which the Company is indebted, but the total amount of the indebtedness in each of the last three fiscal years was less than $1 million, or 2% of such other company’s consolidated gross revenues, whichever is greater; and

(vi) the Director is an executive officer of a non-profit organization to which the Company has made contributions in any of the last three fiscal years, but the Company’s total contributions to the organization in each year were less than $1 million, or 2% of such organization’s consolidated gross revenues, whichever is greater.

As a result of this review, the Board of Directors has affirmatively determined that each Director is “independent” of the Company and its management as defined in the NYSE listing standards and as set forth in the Corporate Governance Guidelines, with the exception of Anthony T. Castor III. Mr. Castor is considered a non-independent inside director because of his employment as a senior executive of the Company.

     Executive Committee

The Executive Committee presently consists of Christopher Lacovara, Christopher W. Anderson and Anthony T. Castor III. The Executive Committee met informally through numerous telephone conferences at intervals between meetings of the full Board of Directors, and acted by unanimous consent without formal meetings.

     Audit Committee

The Audit Committee consists of Daniel B. Carroll (Chairman), Christopher Lacovara and William F. Andrews, each of whom satisfy the qualification and independence requirements of Section 303A.07 of the NYSE listing standards. This Committee met five times during 2005. The Audit Committee reviews the results of the annual audit with Katy’s independent registered public accounting firm, reviews the scope and adequacy of Katy’s internal auditing procedures and its system of internal controls, reviews Katy’s financial statements and related financial issues with management and the independent registered public accounting firm, and reports its findings and recommendations to the Board of Directors. Mr. Lacovara, a member of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. As mentioned above, the Board of Directors has determined that Mr. Lacovara is an independent director.

     Compensation Committee

The Compensation Committee consists of Wallace E. Carroll, Jr. (Chairman), Christopher Lacovara and Christopher W. Anderson. This Committee, which reviews current and deferred compensation for Katy officers and for some officers and key employees of its subsidiaries, met three times during 2005. It makes decisions on executive officer compensation and reports its decisions to the Board of Directors. It also seeks the Board’s approval on the Chief Executive Officer’s compensation.

     Nominating and Governance Committee

The Nominating and Governance Committee consists of Samuel P. Frieder (Chairman), William F. Andrews and Daniel B. Carroll. This Committee met one time during 2005. The Nominating and Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of Katy’s Corporate Governance Guidelines, and sets and reviews policies and procedures in place throughout various disciplines within the Company to ensure high ethical standards are practiced. In addition, the Committee makes recommendations to the Board regarding candidates for the Board. The Committee reports its findings and recommendations to the Board. A current copy of the Nominating and Governance Committee charter is available on the Company’s website at www.katyindustries.com.

The entire Board of Directors considers and selects nominees for directors on the basis of recommendations from the Nominating and Governance Committee. The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management. Additionally, subject to compliance with the requirement of the bylaws, the Nominating and Governance Committee will consider nominations from stockholders.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the Committee’s evaluation factors. The Committee’s evaluation factors are:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Pursuant to the advance notice provision of Katy’s bylaws, stockholder nominations for directors must be received by Katy not less than 50 days or more than 90 days before the 2007 annual meeting. Any nominations for directors made by stockholders must include the following information regarding the nominee: name; age; business address; residence address; principal occupation or employment; class and number of shares of Katy beneficially owned; and any other information required to be disclosed in a proxy solicitation for the election of directors. Additionally, the stockholder making such nomination must provide his or her name and address, and the number of shares of the Company beneficially owned by such stockholder. No person is eligible for election as a director of the Company unless he or she is nominated (i) by the Board of Directors or (ii) in accordance with the foregoing requirements.

AUDIT COMMITTEE REPORT

The Audit Committee acts pursuant to a written charter, a current copy of which is available on the Company’s website at www.katyindustries.com. As set forth in more detail in the charter, the Audit Committee’s primary responsibilities are focused in four broad categories:

1. Recommend to the Board of Directors the appointment of the independent registered public accounting firm;

2. Consult with management or the independent registered public accounting firm regarding the audit scope and the audit plan;

3. Review and approve company financial statements; and

4. Review with management and the independent registered public accounting firm the adequacy of internal controls.

The Audit Committee has adopted pre-approval policies and procedures for audit and permissible non-audit procedures provided by all auditors (including our independent registered public accounting firm), consistent with the requirements of SEC regulations. The policy provides that all audit and non-audit services provided by all auditors must be individually pre-approved by the Audit Committee. In determining whether to pre-approve services, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The Audit Committee delegates to its members the authority to address any requests for pre-approval of services between Audit Committee meetings. Any pre-approval determination by a member of the committee must be reported to the Audit Committee at its next scheduled meeting. There is no delegation of the Audit Committee’s pre-approval authority to management. Requests or applications to provide services that require pre-approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All services provided by Katy’s independent registered public accounting firm were approved pursuant to Katy’s pre-approval policies and procedures.

The Audit Committee has reviewed and discussed the audited financial statements for the year ending December 31, 2005 with management and the Company’s independent registered public accounting firm, and has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from Katy and the Company’s management. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Katy’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

     Audit Committee of the Board of Directors

Daniel B. Carroll (Chairman)
Christopher Lacovara
William F. Andrews

The Audit Committee Report shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company’s 2005 Annual Report to

Stockholders, its Annual Report on Form 10-K for the year ended December 31, 2005 or any other filings with the SEC.

CODE OF ETHICS

Katy has adopted a Code of Business Conduct and Ethics for directors, executive officers and employees. A copy of the Code of Business Conduct and Ethics is available on Katy’s website at www.katyindustries.com.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other parties interested in communicating directly with whole Board of Directors or the non-management directors as a group may do so by writing to Chairman of the Board, Katy Industries, Inc., 2461 South Clark Street, Suite 630, Arlington, Virginia 22202.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the yearly percentage change in the cumulative total stockholder return on the shares of Katy common stock with the cumulative total return of the Russell 2000 index, the cumulative total return of the Dow Jones US Industrial Diversified Index and the cumulative total return of the S&P Smallcap 600 Industrial Conglomerates index for the fiscal years ending December 31, 2000 through 2005. The calculations in the graph below assume $100 was invested on December 31, 2000 in Katy’s common stock and each index, and also assume reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG KATY INDUSTRIES, INC., THE RUSSELL 2000 INDEX,
THE DOW JONES US DIVERSIFIED INDUSTRIALS INDEX,
AND THE S & P SMALLCAP 600 INDUSTRIAL CONGLOMERATES INDEX

Comparison of Five Year Cumulative Total Return

	Cumulative Total Return
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Katy Industries, Inc.	100.00	57.00	57.33	95.17	86.33	51.67
Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46
Dow Jones US Industrial Diversified	100.00	89.90	58.38	78.97	94.12	91.66
S&P Smallcap 600 Industrial Conglomerates	100.00	109.75	97.40	107.55	131.00	99.13

PROPOSALS OF STOCKHOLDERS FOR 2007 ANNUAL MEETING

In order to be considered for inclusion in Katy’s proxy materials for the 2007 annual meeting of stockholders, any stockholder proposal must be addressed to Katy Industries, Inc., 2461 South Clark Street, Suite 630, Arlington, Virginia 22202, Attention: Secretary, and must be received on or prior to December 29, 2006. The 2007 annual stockholders meeting is tentatively scheduled for May 24, 2007.

If proposals are not received in time to be included in the proxy materials, Katy’s bylaws set forth additional requirements and procedures regarding the submission of stockholder proposals for consideration at an annual meeting of stockholders. A stockholder proposal or nomination intended to be brought before the 2007 annual meeting must be received by the Secretary in writing not less than 50 days or more than 90 days prior to the 2007 annual meeting. A nomination or proposal that does not comply with such requirements and procedures will be disregarded.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters to be presented at the annual meeting other than the proposals noted in this Proxy Statement. However, if other matters properly come before the annual meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment. Katy’s Board of Directors has adopted an advance notice bylaw provision requiring that stockholder proposals to be made at any annual meeting be received by Katy not less than 50 days nor more than 90 days prior to the annual meeting. No such stockholder proposals were received for the 2006 annual meeting.

HOUSEHOLDING

Unless we have received contrary instructions, the Company may send a single copy of its Annual Report, Proxy Statement and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses.

If you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of the Company’s annual disclose documents, follow these instructions:

If your shares are registered in your own name, please contact Katy’s corporate offices at 2461 South Clark Street, Suite 630, Arlington, Virginia 22202, Attn: Secretary, and inform us of your request.

If a bank, broker or other nominee holds your shares please contact your bank, broker or other nominee directly.

ANNUAL REPORT ON FORM 10-K

Upon written request to our corporate office at 2461 South Clark Street, Suite 630, Arlington, Virginia 22202, stockholders will be furnished without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements and the schedules thereto. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained by referring to the filings referenced in the exhibit listing, any of which may be obtained at the SEC’s website, www.sec.gov, or by written request to the Secretary.

Arlington, Virginia
April 20, 2006

26.1

KATY INDUSTRIES, INC.
PLEASE MARK YOUR VOTE IN THE APPROPRIATE OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
A vote FOR proposals 1 and 2 is recommended by the Board of Directors:

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.
1.	Election of Directors:

Nominees:	For All	Withhold All	For All Except*
01-Robert M. Baratta
02-Daniel B. Carroll
03-Wallace E. Carroll, Jr.
04-Anthony T. Castor III

*	To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided above and fill in the “For All Except” oval.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants of Katy.	For	Against	Abstain
Please check this box if you plan to attend the annual meeting.

Date:

(signature)

Date:

(signature)
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed in corporate name by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. If shares of stock are held of record by any other legal entity, the Proxy should be executed in the entity name by an authorized person. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Where applicable, indicate your official position or representative capacity. Please date the proxy.

▲ FOLD AND DETACH HERE ▲
YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS PROXY
PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

7204—Katy Industries, Inc.

PROXY	PROXY
KATY INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Anthony T. Castor III and Amir Rosenthal, and each of them, proxies, each with full power of substitution, to represent the undersigned and to vote all the shares of the common stock of Katy Industries, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Katy Industries, Inc. to be held at the Holiday Inn Mt. Kisco, located at One Holiday Inn Drive, Mt. Kisco, New York on May 25, 2006 at 10:00 a.m., local time, and at any postponement or adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in Katy’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon any other matters as may properly come before the meeting and any postponement or adjournment thereof. If both Mr. Castor and Mr. Rosenthal are unable to serve in such capacity, for any reason, the undersigned hereby appoints their respective designees to act in such capacity. The undersigned hereby acknowledges receipt of Katy’s 2005 Annual Report.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
(Continued and to be signed on reverse side)

7204—Katy Industries, Inc.